Exhibit 10.10

CERTIFICATE OF FORMATION

OF

OCH-ZIFF HOLDING LLC

Pursuant to Section 18-201 of the

Delaware Limited Liability Company Act

FIRST: The name of the limited liability company is Och-Ziff Holding LLC.

SECOND: The address of the registered office in the State of Delaware is 615 South DuPont Highway, Dover, Delaware 19901. The name and address of the registered agent for service of process is National Corporate Research, Ltd., 615 South DuPont Highway, Dover, Delaware 19901.

IN WITNESS WHEREOF, Och-Ziff Holding LLC has caused this Certificate of Formation to be executed as of this 13th day of June, 2007.

OCH-ZIFF HOLDING LLC

By:	/s/ Daniel S. Och
Name:	Daniel S. Och
Title:	Authorized Person